                                                                    Exhibit 11.1


                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                           THREE MONTHS ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                           -------------------------------      -----------------------------
                                               1999              1998              1999              1998
                                            -----------       -----------       -----------       -----------
Common stock outstanding,
  beginning of period                        13,463,000        12,924,000        12,794,000        12,624,000

Weighted average common stock
outstanding from exercise of stock
options, treasury stock purchases and
employee benefit plan                            74,000           (88,000)          518,000           149,000

Weighted average common stock
  outstanding                                13,537,000        12,836,000        13,312,000        12,773,000
                                            ===========       ===========       ===========       ===========

Stock options                                 1,130,000           326,000           814,000           427,000
                                            -----------       -----------       -----------       -----------

Weighted average common stock
 and common stock equivalents
 outstanding                                 14,667,000        13,162,000        14,126,000        13,200,000
                                            ===========       ===========       ===========       ===========

Net income attributable to
 common stockholders                        $ 3,753,849       $ 2,370,648       $ 7,740,082       $ 5,637,650

Net income per common stock
and common stock equivalents:
     Basic                                  $      0.28       $      0.18       $      0.58       $      0.44
                                            ===========       ===========       ===========       ===========
     Diluted                                $      0.26       $      0.18       $      0.55       $      0.43
                                            ===========       ===========       ===========       ===========